Exhibit 99.1
Wag! Announces Agreement to Acquire Dog Food Advisor, a Leading Pet Food Marketplace
SAN FRANCISCO, Jan. 03, 2023 (BUSINESS WIRE) -- Wag! Group Co. (the "Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy pet parents, offering on-demand access to 5-star pet care, pet insurance options, and expert pet advice, entered into a definitive asset purchase agreement (the “Agreement”) with Clicks and Traffic LLC (“Dog Food Advisor”) to purchase its Dog Food Advisor assets for cash consideration of $9 million. The transaction, which remains subject to customary closing conditions, is expected to close during the first quarter of 2023. Dog Food Advisor is one of the most visited and trusted dog food marketplaces, helping busy pet parents make informed decisions about dog food through the website www.dogfoodadvisor.com.
“It’s hard to imagine a better entrance into the Pet Food and Treats market than through the digital presence that Dog Food Advisor has built for over a decade. This acquisition demonstrates a commitment to our long-term strategic initiatives of measured expansion, opportunistic mergers and acquisitions, and becoming an all-inclusive, trusted partner for the premium pet parent” said Garrett Smallwood, CEO and Chairman of Wag!. “This is the latest example of how Wag! is expanding and diversifying its business mix throughout the pet industry, while continuing to leverage the unrivaled data that our platform naturally holds.”
Since 2008, Dog Food Advisor, led by Dr. Mike Sagman, has researched, reviewed and rated more than 5,300 dog food products on its proprietary website. As a trusted marketplace, they dig into the details of each dog food, the brand’s recall history and each company’s safety practices and have uncovered or investigated over 200 dog food and dog treat recall events, creating unmatched loyalty among pet parents across the globe. As a result, more than 24 million loyal pet parents visited Dog Food Advisor in the last 24 months.
While Wag! has been at the forefront of providing premium pet parents with a button on the phone for the paw, the acquisition of Dog Food Advisor will trailblaze a path for Wag! into the $50 billion Pet Food and Treats market. There have been over 12.1 million services completed through the Wag! platform in over 5,300 U.S. cities across all 50 states, covering over 14 million miles on foot, which provides Wag! with access to data such as breed, age, average walk distance, and frequency of services. The combination of access to this digital intelligence combined with the reach of Dog Food Advisor, holds the promise of propelling Wag! from a newcomer in the space to a best-in-class partner of personalized food and treat offerings.
For additional information related to the acquisition, see Wag!’s Current Report on Form 8-K filed with the Securities and Exchange Commission today.
About Wag! – Wag.co
Wag! strives to be the #1 platform for busy pet parents, offering access to 5-star dog walking, pet sitting, expert pet advice, wellness plans, and one-on-one training from Wag!’s community of 400,000 local pet caregivers nationwide, in addition to pet insurance options from the leading pet insurance companies. Making pet parents happy is what Wag! does best. With safety and wellness at the forefront, Wag! has a trusted record of experience with more than 12 million pet care services completed by pet caregivers on the Wag! Platform, across 5,300 cities and 50 states, with pet parents rating 96% of services as 5-star. Wag! also operates Petted.com, the nation's largest pet insurance comparison marketplace, Furmacy.com, a local pharmacy which supports busy veterinary clinics, and the Wag! Pet Caregiver App,

Exhibit 99.1
which empowers pet caregivers to care for pets in their neighborhood and earn real money. For more information, visit wag.co.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s amended prospectus supplement filed with the SEC on November 8, 2022 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
ICR for Wag!: WagIR@icrinc.com